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                                                                   EXHIBIT 4.17



                         IN THE YEAR TWO THOUSAND AND ONE, THIS THIRTEENTH DAY OF JULY.

                         BEFORE Marc DAIGNEAULT, the undersigned Notary for the Province of Quebec, practicing at Montreal.

                         APPEARED:

                         STERLING PULP CHEMICALS, LTD. (hereinafter called the "GRANTOR"), a corporation having a place of business at 302 The East Mall, Suite 200, Toronto, Ontario, M9B 6C7 and which is herein represented by Carl YANK, its Plant Manager, hereunto duly authorized in virtue of a resolution of the said corporation and a certified copy or duplicate of which is annexed hereto after having been signed for identification by the said representative and by the undersigned Notary.

DEED OF
HYPOTHEC
                         AND:
Minute No. 201


                         CIBC MELLON TRUST COMPANY (hereinafter called the "CREDITOR"), a corporation having a place of business at 2001 University Street, 16th Floor, Montreal, Quebec, H3A 2A6, in its capacity as holder of the power of attorney (fonde de pouvoir) within the meaning of
                         Article 2692 of the Civil Code of Quebec for all present and future holder or holders from time to time of the Demand Debenture dated July 11, 2001 by the Grantor in favour of the CIT Business Credit Canada Inc., as agent for the Lenders (in such capacity, the "HOLDER") (as the same may be, from time to time, amended, restated, renewed, replaced or otherwise modified, herein collectively referred to as the "DEBENTURE") which is herein represented by Ernestine Reinhold, its manager fiduciary services, hereunto duly authorized as she so declares, and Pierre Tremblay, its senior administrator fiduciary services, hereunto duly authorized as he so declares.

                         WHICH PARTIES HAVE DECLARED AND AGREED AS FOLLOWS:

                         1. DEFINITIONS

                                  Unless it is otherwise apparent from or
                         inconsistent with the context, certain words and expressions in this Deed which employ first capitals and which are not otherwise defined in the text itself, have the meaning ascribed thereto in Schedule I.

                         2. OBLIGATIONS SECURED

                                  The Grantor hereby acknowledges having
                         executed the Debenture pursuant to which the Grantor agrees to pay certain amounts to the Holder. The Grantor has agreed to secure its obligations under the Debenture by way of the present hypothec. The Grantor further acknowledges that the Debenture constitutes a title of indebtedness of the Grantor. In this Deed, the word "OBLIGATIONS" means all present and future debts and liabilities, in principal, interest or otherwise, of the Grantor to the Holder under the Debenture.

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                         3. HYPOTHEC

                                  As security for the full and final payment of
                         the Obligations and of the expenses, if any, incurred by the Creditor to obtain payment of the Obligations or to conserve the Mortgaged Property, the Grantor hereby hypothecates to and in favour of the Creditor, as holder of the power of attorney (fonde de pouvoir), within the meaning of Article 2692 of the Civil Code of Quebec, for all present and future holder or holders of the Demand Debenture, to the extent of the sum of seventy-five million dollars ($75,000,000) in lawful money of Canada, with interest thereon at the rate of TWENTY-FIVE PERCENT (25%) per annum, the following property:

                         (a) the immovable property described in Schedule II hereof, together with all present and future works, constructions and appurtenances related thereto (collectively, the "BUCKINGHAM PROPERTY").

                         (b) all of its movable property of every nature and description, corporeal and incorporeal, present and future and wherever situate, including, but without limitation:

                                  (i)    all of its Claims, present and
                                         future, regardless of the location
                                         of the account debtors;

                                  (ii)   all of its Property in Stock, present
                                         and future;

                                  (iii)  all of its Equipment, present and
                                         future;

                                  (iv)   all of its Intellectual Property,
                                         present and future; and

                                  (v)    all of its Contractual Rights,
                                         present and future.

                         4. SPECIAL PROVISIONS RELATIVE TO THE CLAIMS

                         4.1 The Creditor authorizes the Grantor to manage and collect the Claims in the ordinary course of business. Such authorization may nevertheless be withdrawn at any time after the occurrence and during the continuance of an Event of Default (but without any obligation on the part of the Creditor to establish that the Grantor has been negligent or has refused to avail itself of its rights), whereupon the Creditor shall be free to do in its own name or in the name of the Grantor any of the following, without any interference or consent on the part of the Grantor and without being bound (to the fullest extent permitted by law) by the rules respecting the administration of the property of others:

                         (a) collect the Claims and apply such proceeds (net of all collection costs and the reasonable remuneration of the Creditor at the customary rates) in such manner as it shall deem appropriate;

                         (b) give valid acquittances for any sums paid by third party debtors at any time after as well as before the creation of this security, and unilaterally cause, with or without consideration, the cancellation or reduction of any Encumbrance securing the Claims or any part thereof; and

                         (c) renegotiate, terminate or novate the Claims in whole or in part upon such terms and conditions as it shall deem reasonable, take and give up security and generally exercise, but without any obligation to do so and at its entire discretion, all rights of the Grantor with respect to the Claims, it being understood that the Creditor is relieved of any obligation to inform the Grantor of any irregularity in the payment of any Claim and it shall incur no liability for any loss or damage which may result from the exercise of its rights except in the case of its own intentional or gross fault.

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                         4.2 Any amount received by the Grantor with respect to
                         the Claims after a withdrawal of authorization as aforesaid shall be deemed so received as mandatary or depositary of the Creditor and shall forthwith be remitted to the latter without demand or notice, the whole without prejudice to the recourses of the Creditor against the third party debtors.

                         4.3 If any of the Claims are themselves secured by a Conventional Security or any other right susceptible of publication under the law, the Creditor shall have the right to accomplish, at the expense of the Grantor, all the formalities required to perfect against the third party debtors the hypothecary rights of the Creditor upon such Claims and accessories thereof.

                         4.4 After the occurrence and during the continuance of an Event of Default, where the Creditor is or becomes the debtor of an amount owing to the Grantor, the Creditor may at any time modify unilaterally and without prior notice the term of any such debt or deposit, elect to pay the same and, if necessary, convert to a single currency any sums or instruments denominated in different currencies. The Creditor may also at any time, outside the purview of this hypothec, operate compensation between any of the Claims owing by the Creditor to the Grantor and the Obligations hereby secured. In case of the bankruptcy of the Grantor, such compensation shall be deemed to have occurred immediately prior to such bankruptcy.

                         4.5 To the extent that hypothecation in favour of the Creditor of any Claims arising under or in connection with any agreement, license, permit or quota of the Grantor (each, a "RESTRICTED ASSET") is prohibited by the terms thereof, the Grantor shall hold all proceeds arising under or in connection with such Restricted Asset as mandatary for the Creditor on the following basis:

                                  (i) prior to the occurrence of an Event of Default, the Grantor shall be entitled to receive all such proceeds; and

                                  (ii)   after the occurrence and during the
                                         continuance of an Event of Default, all
                                         rights of the Grantor to receive such
                                         proceeds shall cease, the Grantor shall
                                         at the request of the Creditor take all
                                         such actions to collect and enforce
                                         payment and other rights arising under
                                         the Restricted Asset in accordance with
                                         the instructions of the Creditor and
                                         all such proceeds arising under or in
                                         connection with the Restricted Asset
                                         shall, subject to applicable law, be
                                         immediately paid over to the Creditor.

                                  The Grantor shall not exercise any rights of
                         set-off with respect to Claims payable under or in connection with any Restricted Asset and shall use its best efforts to ensure that no other party to the Restricted Asset shall exercise any rights of set-off against the amount payable thereunder. The Grantor shall use its best efforts to obtain the consent of each other party to the Restricted Asset to the hypothecation of the Restricted Asset to the Creditor in accordance with this Deed and shall use its best efforts to ensure that all agreements entered into on or after the date hereof expressly permit hypothecation of the benefits of such agreements as collateral security to the Creditor in accordance with the terms of this Deed.

                         5. EVENTS OF DEFAULT

                         Upon the occurrence of an Event of Default, the Grantor shall be in default hereunder and at such time the hypothecary rights hereby constituted shall become enforceable

                         6. EXERCISE OF HYPOTHECARY RIGHTS

                         6.1 Upon the occurrence of an Event of Default, the Grantor immediately loses the benefit of the term inasmuch as it could claim any such benefit, and the Lenders may forthwith terminate any commitment that it had to make any advances or credit available to the Grantor. The Creditor may also demand from the Grantor the immediate payment of

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                         the Obligations or any part thereof and, failing
                         receipt of such payment within the specified period, the Creditor may request from the Grantor the voluntary surrender of the Specifically Mortgaged Property and the Grantor hereby undertakes to do so. To that end, the Grantor covenants not to oppose the measures initiated by the Creditor for the purpose of taking possession of the assets surrendered by the Grantor, but to facilitate the same. The Grantor shall also execute any deed or document which may be necessary or useful to evidence such surrender or to give it full effect.

                         6.2 The Creditor shall not be bound to exercise the same hypothecary rights against all of the Mortgaged Property. Whatever hypothecary rights the Creditor elects to exercise, the following provisions shall apply:

                         (a) The Creditor shall have the right, at the expense of the Grantor and in order to conserve or realize upon the Mortgaged
                                  Property:

                                  (i)     to continue or terminate the use and
                                          operation of the Specifically
                                          Mortgaged Property;

                                  (ii)    to dispose of the Specifically
                                          Mortgaged Property which may perish or
                                          deteriorate rapidly;

                                  (iii)   to use any information obtained by
                                          reason of the exercise of its rights;

                                  (iv) to perform any obligation or covenant of the Grantor; and

                                  (v) to exercise any right with respect to the Mortgaged Property.

                         (b) The Creditor shall not be bound to make an inventory, to take out insurance or to furnish any security.

                         (c) The Creditor or the Holder may acquire directly or indirectly any of the Mortgaged Property.

                         (d) The Creditor may from time to time in the course of the exercise of its rights, renounce, with or without consideration, any right of the Grantor.

                         (e) The Creditor shall not be bound to make the Mortgaged Property productive or to conserve the same.

                         (f) Should the Creditor at any time abandon the exercise of its rights, hypothecary or otherwise, against the Mortgaged Property, the Creditor may elect, at its option, to return to the Grantor without any representation or warranty, the Mortgaged Property which the Grantor had surrendered to the Creditor, or the remainder thereof if any, the whole without prejudice to its other rights and recourses.

                         (g) The Creditor shall be deemed to have acted in the best interest of the Grantor and its successors if the Creditor has acted in good faith.

                         6.3 Where the Creditor exercises a right of taking in payment and the Grantor, inasmuch as it has the right to do so, requires that the Creditor sell the Mortgaged Property upon which such recourse was exercised, the Grantor acknowledges that the Creditor shall not be bound to abandon the right of taking in payment unless the Creditor has obtained, before the end of the period allowed for surrender, (i) a satisfactory security guaranteeing that the sale will be made at a sufficiently high price to enable the Creditor's claim to be paid in full, (ii) the full reimbursement of all costs thus incurred by it, and (iii) an advance of the funds needed for the sale of the said properties.

                         6.4 If the Creditor itself sells the Specifically Mortgaged Property, it shall not be required to obtain any prior appraisal thereof.

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                         6.5 The sale by the Creditor of the Specifically
                         Mortgaged Property may be concluded by the Creditor without legal warranty or, at its option, without any warranty whatsoever.

                         7. REDUCTION AND CANCELLATION

                         The Creditor may, unilaterally and in its entire discretion, consent to the reduction or cancellation of the security hereby constituted. However, the Creditor shall not be bound to consent to any such reduction or cancellation unless and until the full and final payment of all amounts hereby secured has been received and there is no outstanding commitment on the part of the Lenders to advance further sums or extend further credits to the Grantor. Any such reduction or cancellation shall be at the expense of the Grantor.

                         8. GENERAL PROVISIONS

                         8.1 This Deed does not operate as a novation and the hypothec hereby constituted shall be in addition to any other guarantee or security which the Creditor or the Holder may have from time to time.

                         8.2 The Creditor may waive any covenant in its favour and any Event of Default. The Creditor may also grant extensions, take and give up security, accept arrangements and otherwise deal with the Grantor or with any other party as the Creditor may see fit, the whole without prejudice to the Obligations or to any other right of the Creditor hereunder or otherwise. No failure or delay on the part of the Creditor in exercising any right hereunder shall operate as a waiver thereof nor shall any waiver be effective unless the same be in writing.

                         8.3 The Grantor shall be "en demeure" by the mere lapse of time, or may be put "en demeure" by any other method provided by law.

                         8.4 This hypothec is a continuous security which will subsist notwithstanding any fluctuation of the amounts hereby secured. The Grantor shall be deemed to obligate itself again as provided in Article 2797 of the Civil Code with respect to any future obligation hereby secured.

                         8.5 The Creditor shall have the right, at the expense of the Grantor, to perform all acts and things and to execute all documents as may be necessary to ensure that this hypothec remains effective and opposable to third parties, including the execution and filing of any document required for the renewal hereof.

                         8.6 If the term "Grantor" includes more than one person, each of them shall be solidary for the performance of the obligations herein stipulated.

                         8.7 Any amount received by the Creditor in the exercise of its rights hereunder or under any law may, at its option, be retained by it as part of the Mortgaged Property, or may be applied by it towards the partial payment of the Obligations, even if not yet exigible, as the Creditor shall alone determine notwithstanding the rules governing the application of payments.

                         8.8 The Creditor is not bound by any degree of care beyond a reasonable diligence in the exercise of its rights or in the performance of its duties, and it shall not be liable for any loss or damage resulting therefrom except as a result of its own intentional or gross fault.

                         8.9 The Creditor may delegate to any other person the exercise of its rights or the performance of its duties hereunder and may provide such agents or mandataries with any information that the Creditor may possess with respect to the Grantor or the Mortgaged Property.

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                         8.10 The property or sums of money received or held by
                         the Creditor by reason of these presents may be invested by the Creditor in such manner as it shall deem appropriate without regard to rules governing the administration of the property of others.

                         8.11 Neither the execution of this Deed of Hypothec nor the fact that the Lenders may have already granted any part of the credits the repayment of which are hereby secured, shall be deemed to oblige the Lenders either to keep such credits available or to grant further credits.

                         8.12 Every divisible obligation in favour of the Creditor arising out of this Deed must be performed in its entirety, as if it were indivisible, by each heir or legal representative of any person who shall have been bound therefor.

                         8.13 The Grantor shall continue to be bound by all the obligations expressed herein notwithstanding any transfer of the Mortgaged Property or any part thereof.

                         8.14 Except as may be otherwise apparent from the context, the word "Grantor" shall be interpreted as referring to the Grantor itself as well as to any other person or persons having assumed the Grantor's liabilities to the Creditor.

                         8.15 Unless there is something in the context inconsistent therewith, words importing the singular shall include the plural and vice-versa, and words importing the neuter gender shall include the masculine and feminine genders and vice-versa.

                         8.16 In the event of contradiction between the provisions hereof and those of the Debenture, the Debenture shall prevail.

                         8.17 The schedules referred to in this Deed shall form an integral part hereof.

                         8.18 This Agreement shall be governed by and interpreted and construed in accordance with the laws presently in force in the Province of Quebec and the laws of Canada applicable therein.

                         8.19 THE GRANTOR ACKNOWLEDGES THAT IT HAS READ THIS DEED, THAT IT HAS RECEIVED ADEQUATE EXPLANATION OF THE NATURE AND SCOPE OF ITS OBLIGATIONS HEREUNDER AND THAT IT IS SATISFIED THEREWITH.

                         8.20 The parties hereto confirm their express wish that this Deed and all documents related thereto be drawn up in English. Les parties aux presentes confirment leur volonte expresse de voir le present Acte et tous les documents s'y rattachant etre rediges en anglais.

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                                             SCHEDULE I

                                        CERTAIN DEFINITIONS


                         "CIVIL CODE" means the Civil Code of Quebec.

                         "CLAIMS" means, regardless of the debtors or the situs thereof, any and all claims, customer accounts, book debts, accounts receivable and any other amounts or property now or hereafter owing to the Grantor, either absolutely or conditionally, including all claims and indemnities payable under insurance policies covering the same, all deposits and credit balances with financial institutions, suppliers or others, all judgments, rights and accessories thereto, and the benefit of all Encumbrances in support thereof and all books, papers, invoices, notes and data files evidencing, recording or supporting the same.

                         "CONTRACTUAL RIGHTS" means any and all rights, title and interest, present and future, of the Grantor in all contracts, leases, bids, offers, supply agreements, permits and all other agreements of any nature and description relating to the Mortgaged Property or relating to the Enterprise and undertaking of the Grantor.

                         "CONVENTIONAL SECURITY" means a conventional hypothec, a resolutory right, a right of redemption, a reservation of ownership, a trust and any security device or other real right, whether or not capable of registration, granted by agreement for the purpose of securing the performance of an obligation.

                         "ENCUMBRANCE" means a legal cause of preference, a dismemberment of the right of ownership, a special mode of ownership, a restriction on the right to dispose and a Conventional Security.

                         "ENTERPRISE" has the meaning ascribed thereto in
                         Article 1525 of the Civil Code.

                         "EQUIPMENT" means tangible movable property such as machinery, equipment, vehicles, furniture and fixtures, and all licences and other rights and records, files, charts, plans, drawings, specifications, manuals, documents and warranties relating thereto.

                         "EVENT OF DEFAULT" means any of the "Events of Default" described in Section 10 of the Financing Agreement.

                         "FINANCING AGREEMENT" means the financing agreement to be entered into by the Grantor and CIT Business Credit Canada Inc., as agent and as a lender, and to be dated July 11, 2001 wherein a revolving line of credit and a term loan shall be made available to the Grantor.

                         "INTELLECTUAL PROPERTY" means all trade names, trade marks, copyrights, designs, processes, know how, goodwill, licences, franchises, permits, quotas, patents and other rights of intellectual and industrial property of any nature and description, and all pending applications pertaining thereto.

                         "LENDERS" shall have the meaning given to such term in the Debenture.

                         "MORTGAGED PROPERTY" means any and all property, rights and interests, present and future, intended to be charged by the hypothec created under Section 3 (including the Specifically Mortgaged Property), all substitutions and replacements thereof, all increases, additions and accessions thereto, all rights attaching thereto and all proceeds in any form derived directly or indirectly from any dealing with any of the foregoing or the proceeds therefrom.

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                         "PROPERTY IN STOCK" means, regardless of the situs
                         thereof at any particular time, (a) all inventory of raw materials, goods in process, finished products and stock in trade of any nature and description, from time to time located in the Province of Quebec, whether or not the same is held for let or hire, leasing, resale or otherwise, (b) all goods and materials used in or procured for the packaging thereof, from time to time located in the Province of Quebec, (c) any such property held by third parties under let or hire, leasing, conditional sale, franchise, licence, consignment or other like contractual arrangements with its lawful owner, (d) any such property sold by the Grantor and later taken back for any reason, and (e) all amounts and proceeds paid or payable to or for the account of the Grantor as a result of the sale, lease or other dealings with any of the foregoing.

                         "SPECIFICALLY MORTGAGED PROPERTY" means, at any particular time, the Mortgaged Property which is actually in existence.

                         "TANGIBLE PROPERTY" means any of the specifically Mortgaged Property which is corporeal.


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                                            SCHEDULE II

                                   IMMOVABLE PROPERTY DESCRIPTION


                         (A) A certain emplacement located in the Town of Buckingham, Province of Quebec, known and designated as being composed of the following parts of lots:

                         (1) A part of lot TWELVE B (Pt 12B), Fifth Range, Township of Buckingham, Registration Division of Papineau, more fully described as follows:

                         Beginning at a point indicated by number "1" on the plan prepared by Marc Fournier, Q.L.S., dated August 4, 1992, bearing minute number 1478-F, said point being the northeast corner of lot 12B, thence over a distance of one hundred and eighty-six meters and forty-four hundredths of a meter (186,44m), measured in a direction south six degrees, twenty-two minutes, thirty-four seconds east (S06degrees 22'34"E), along the dividing line between lots 11C and 12B to point "42".

                         From point "42", over a distance of eighty-eight hundredths of a meter (0,88m), measured in a direction north eighty-two degrees, thirty-one minutes, thirty-nine seconds west (N82degrees 31'39"W), to point "43".

                         From point "43", in a south-westerly direction, a distance of fifteen meters and eighty-four hundredths of a meter (15,84m), measured along a curve having a radius of two hundred and thirty-two meters and twenty-three hundredths of a meter (232,23m), to point "44".

                         From point "44", over a distance of two hundred and eleven meters and seventy-one hundredths of a meter (211,71m), measured in a direction north eighty-two degrees, thirty-two minutes, fifty-two seconds west (N82degrees 32'52"W), to point "45".

                         From point "45", over a distance of one hundred and ninety-four meters and twenty-six hundredths of a meter (194,26m), measured in a direction south five degrees, forty-two minutes, fifty-one seconds east (S05degrees 42'51"E), to point "46".

                         From point "46", over a distance of twenty-seven meters and sixty-four hundredths of a meter (27,64m), measured in a direction south eighty-five degrees, twenty-one minutes, thirty-four seconds west (S85degrees 21'34"W), to point "47".

                         From point "47", over a distance of three hundred and forty-five meters and ninety-five hundredths of a meter (345,95m), measured in a direction north six degrees, seventeen minutes, thirty seconds west (N06degrees 17'30"W), to point "2".

                         From point "2", over a distance of two hundred and fifty meters and thirty hundredths of a meter (250,30m), measured in a direction north eighty-five degrees, fifty-six minutes, thirty-three seconds east (N85degrees 56'33"E), along the dividing line between lots 12A and 12B, to point "1", point of beginning.

                         The said part of lot is bounded towards the north by part of lot 12A, towards the east by a part of lot 11C and a part of lot 12B, towards the south by parts of lot 12B and by Donaldson Road (12A-199, range 4), towards the west by a part of lot 12B and contains an area of forty-eight thousand three hundred and fifty-six square meters and eight tenths of a square meter (48 356,8m(2)).

                         (2) A part of lot ELEVEN C (Pt 11C), Fifth Range, Township of Buckingham, Registration Division of Papineau, more fully described as follows:

                         Beginning at a point indicated by number "1" on said plan 1478-F, said point being the northeast corner of lot 12B, thence over a distance of twelve hundredths of a meter (0,12m), measured in a direction south six degrees, twenty-two minutes, thirty-four seconds east (S06degrees 22'34"E), to point "14", point of beginning.

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                         Beginning at point "14", over a distance of one hundred
                         and twenty-six meters and fifteen hundredths of a meter (126,15m), measured in a direction north eighty-seven degrees, fifty-seven minutes, forty-nine seconds east (N87degrees 57'49"E), to point "15".

                         From point "15", over a distance of forty meters and three hundredths of a meter (40,03m), measured in a direction south thirty-six degrees, one minute, fifty-nine seconds east (S36degrees 01'59"E), to point "16".

                         From point "16", over a distance of seventeen meters and ninety-eight hundredths of a meter (17,98m), measured in a direction south twenty degrees, fifty-two minutes, forty seconds east (S20degrees 52'40"E), to point "17".

                         From point "17", over a distance of fifteen meters and sixty-five hundredths of a meter (15,65m), measured in a direction south zero degrees, twelve minutes, fifty-six seconds west (S00degrees 12'56"W), to point "18".

                         From point "18", over a distance of twelve meters and nine hundredths of a meter (12,09m), measured in a direction south nineteen degrees, forty-two minutes, ten seconds east (S19degrees 42'10"E), to point "19".

                         From point "19", over a distance of twenty meters and eighteen hundredths of a meter (20,18m), measured in a direction south twenty-five degrees, seven minutes, fifty-two seconds east (S25degrees 07'52"E), to point "20".

                         From point "20", over a distance of two meters and two hundredths of a meter (2,02m), measured in a direction south forty-four degrees, fifty-seven minutes, thirty-nine seconds east (S44degrees 57'39"E), to point "21".

                         From point "21", over a distance of two meters and thirty-seven hundredths of a meter (2,37m), measured in a direction south eight degrees, eight minutes, fifty-three seconds east (S08degrees 08'53"E), to point "22".

                         From point "22", over a distance of twenty-one meters and thirty-two hundredths of a meter (21,32m), measured in a direction south twenty-two degrees, fifty-six minutes, thirty-four seconds east (S22degrees 56'34"E), to point "23".

                         From point "23", over a distance of two meters and forty-one hundredths of a meter (2,41m), measured in a direction south seventy-six degrees, forty-seven minutes, thirty-four seconds east (S76degrees 47'34"E), to point "24".

                         From point "24", over a distance of four meters and fifty-five hundredths of a meter (4,55m), measured in a direction south thirteen degrees, nineteen minutes, three seconds east (S13degrees 19'03"E), to point "25".

                         From point "25", over a distance of eleven meters and sixty-seven hundredths of a meter (11,67m), measured in a direction south twenty-three degrees, seven minutes, forty seconds east (S23degrees 07'40"E), to point "26".

                         From point "26", over a distance of eight meters and twenty-six hundredths of a meter (8,26m), measured in a direction south forty-six degrees, nineteen minutes, fifty-eight seconds east (S46degrees 19'58"E), to point "27".

                         From point "27", over a distance of seven meters and forty-eight hundredths of a meter (7,48m), measured in a direction south sixty-seven degrees, forty-five minutes, twenty seconds east (S67degrees 45'20"E), to point "28".

                         From point "28", over a distance of nine meters and sixty hundredths of a meter (9,60m), measured in a direction south fifty-nine degrees, forty-four minutes, fifty-eight seconds east (S59degrees 44'58"E), to point "29".

                         From point "29", over a distance of eleven meters and eighty-one hundredths of a meter (11,81m), measured in a direction south thirty-four degrees, twenty-four minutes, thirty-five seconds east (S34degrees 24'35"E), to point "30".

                         From point "30", over a distance of thirty-nine meters and ninety-two hundredths of a meter (39,92m), measured in a direction north sixty degrees, thirty minutes, thirty-nine seconds east (N60degrees 30'39"E), to point "31".

                         From point "31", over a distance of one hundred and six meters and twenty-three hundredths of a meter (106,23m), measured in a direction south eighty-one degrees, forty-five minutes, twenty-three seconds east (S81degrees 45'23"E), to point "32".

                         From point "32", over a distance of seventy-one meters and thirty-four hundredths of a meter (71,34m), measured in a direction south forty-one degrees, twenty-two minutes, twenty-seven seconds east (S41degrees 22'27"E), to point "33".

                         From point "33", over a distance of seven meters and thirty-four hundredths of a meter (7,34m), measured in a direction south eighty-three degrees, thirteen minutes, fifty-nine seconds east (S83degrees 13'59"E), to point "34".

                         From point "34", over a distance of four meters and fifteen hundredths of a meter (4,15m), measured in a direction south zero degrees, six minutes, forty-seven seconds west (S00degrees 06'47"W), to point "35".

                         From point "35", over a distance of four meters and nineteen hundredths of a meter (4,19m), measured in a direction south thirty degrees, two minutes, thirty-one seconds west (S30degrees 02'31"W), to point "36".

                         From point "36", over a distance of nine meters and thirty-three hundredths of a meter (9,33m), measured in a direction south twenty-six degrees, forty-five minutes, seventeen seconds west (S26degrees 45'17"W), to point "37".

                         From point "37", over a distance of five meters and eight hundredths of a meter (5,08m), measured in a direction south twelve degrees, forty-eight minutes, fifty-two seconds west (S12degrees 48'52"W), to point "38".

                         From point "38", over a distance of eight meters and thirty-six hundredths of a meter (8,36m), measured in a direction south fifteen degrees, fifty-three minutes, five seconds west (S15degrees 53'05"W), to point "39".

                         From point "39", over a distance of ninety-five hundredths of a meter (0,95m), measured in a direction south twenty-three degrees, eight minutes, thirty-five seconds west (S23degrees 08'35"W), to point "40".

                         From point "40", over a distance of two hundred and six meters and eighty-six hundredths of a meter (206,86m), measured in a direction north eighty-three degrees, fourteen minutes, zero seconds west (N83degrees 14'00"W), to point "41".

                         From point "41", over a distance of one hundred and seventy-four meters and thirteen hundredths of a meter (174,13m), measured in a direction north eighty-two degrees, thirty-one minutes, thirty-nine seconds west (N82degrees 31'39"W), to point "42".

                         From point "42", over a distance of one hundred and eighty-six meters and thirty-two hundredths of a meter (186,32m), measured in a direction north six degrees, twenty-two minutes, thirty-four seconds west (N06degrees 22'34"W), along the dividing line between lots 11C and 12B, to point "14", point of beginning.

                         Lines "34"-"35", "35"-"36", "36"-"37", "37"-"38",
                         "38"-"39", "39"-"40" are measured in a straight line along the westerly and the north-westerly sides of Lievre River.

                         The said part of lot is bounded towards the north by a part of lot 11C, towards the north-east by a part of lot 11C, towards the east by the Lievre River and by a part of lot 11C, towards the south-east by Lievre River, towards the south by a part of lot 11C, towards the west by a part of lot 12B, towards the north-west by a part of lot 11C and contains an area of forty-six thousand seven hundred and ninety-eight square meters and three tenths of a square meter (46 798,3m(2)).

                         (3) A part of lot TWELVE A (Pt 12A), Fifth Range, Township of Buckingham, Registration Division of Papineau, more fully described as follows:

                         Beginning at a point indicated by number "1" on said plan 1478-F, said point being the south-east corner of lot 12A, thence over a distance of two hundred and fifty meters and thirty hundredths of a meter (250,30m), measured in a direction south eighty-five degrees, fifty-six minutes, thirty-three seconds west (S85degrees 56'33"W), along the dividing line between lots 12A and 12B, to point "2".

                         From point "2", over a distance of ninety-one meters and sixty-six hundredths of a meter (91,66m), measured in a direction north six degrees, seventeen minutes, thirty seconds west (N06degrees 17'30"W), to point "3".

                         From point "3", over a distance of seven meters and fourteen hundredths of a meter (7,14m), measured in a direction north seventy-one degrees, forty-two minutes, fifty-eight seconds east (N71degrees 42'58"E), to point "4".

                         From point "4", over a distance of thirty-three meters and sixty-eight hundredths of a meter (33,68m), measured in a direction north eighty degrees, thirty-seven minutes, eighteen seconds east (N80degrees 37'18"E), to point "5".

                         From point "5", over a distance of twenty meters and forty-six hundredths of a meter (20,46m), measured in a direction north sixty-five degrees, thirty-one minutes, thirty-one seconds east (N65degrees 31'31"E), to point "6".

                         From point "6", over a distance of fifteen meters and twenty-five hundredths of a meter (15,25m), measured in a direction south eighty-five degrees, fifteen minutes, thirty-six seconds east (S85degrees 15'36"E), to point "7".

                         From point "7", over a distance of thirty-seven meters and ninety-two hundredths of a meter (37,92m), measured in a direction north seventy-three degrees, four minutes, twenty-three seconds east (N73degrees 04'23"E), to point "8".

                         From point "8", over a distance of twenty-five meters and forty-six hundredths of a meter (25,46m), measured in a direction north thirty-eight degrees, eighteen minutes, fifty-seven seconds east (N38degrees 18'57"E), to point "9".

                         From point "9", over a distance of thirty-two meters (32,00m), measured in a direction north fifty-two degrees, twenty-four minutes, thirty-four seconds east (N52degrees 24'34"E), to point "10".

                         From point "10", over a distance of eighty-three meters and two hundredths of a meter (83,02m), measured in a direction north fifty-eight degrees, thirty-two minutes, forty-four seconds east (N58degrees 32'44"E), to point "11".

                         From point "11", over a distance of eighteen meters and fifty-four hundredths of a meter (18,54m), measured in a direction north sixty-three degrees, five minutes, forty seconds east (N63degrees 05'40"E), to point "12".

                         From point "12", over a distance of one hundred and sixty-four meters and ninety-eight hundredths of a meter (164,98m), measured in a direction south six degrees, nineteen minutes, zero seconds east (S06degrees 19'00"E), along the dividing line between lots 12A and 11C, to point "13".

                         From point "13", over a distance of twenty-six meters and seventy-six hundredths of a meter (26,76m), measured in a direction south six degrees, twenty-two minutes, thirty-four seconds east (S06degrees 22'34"E), along the dividing line between lots 12A and 11C, to point "1", point of beginning.

                         Lines "3"-"4", "4"-"5", "5"-"6", "6"-"7", "7"-"8",
                         "8"-"9", "9"-"10", "10"-"11", "11"-"12" are measured in
                         a straight line along the south-easterly and the southerly sides of a creek (part of lot 12A).

                         The said part of lot is bounded towards the north and the north-west by a creek (part of lot 12A), towards the east by a part of lot 11C, towards the south by a part of lot 12B, towards the west by a part of lot 12A and contains an area of thirty-two thousand eight hundred and forty-eight square meters (32 848,0m(2)).

                         (4) A part of lot TWELVE B (Pt 12B), Fifth Range, Township of Buckingham, Registration Division of Papineau, more fully described as follows:

                         Beginning at a point indicated by number "1" on said plan 1478-F, said point being situated at the north-east corner of lot 12B, thence over a distance of two hundred and sixty-two meters and sixty-nine hundredths of a meter (262,69m), measured in a direction south fifty degrees, forty-seven minutes, forty-six seconds west (S50degrees 47'46"W), to point "45", point of beginning.

                         Beginning at point "45", over a distance of two hundred and eleven meters and seventy-one hundredths of a meter (211,71m), measured in a direction south eighty-two degrees, thirty-two minutes, fifty-two seconds east (S82degrees 32'52"E), to point "44".

                         From point "44", in a south-westerly direction a distance of one hundred and ninety-two meters and fifty-five hundredths of a meter (192,55m), measured along a curve having a radius of two hundred and thirty-two meters and twenty-three hundredths of a meter (232,23m), to point "48".

                         From point "48", over a distance of fifty-nine meters and seventy-eight hundredths of a meter (59,78m), measured in a direction south eighty-four degrees, twenty-nine minutes, forty-five seconds west (S84degrees 29'45"W), along the northerly limit of Donaldson Road (12A-199), to point "49".

                         From point "49", over a distance of thirty meters and forty-three hundredths of a meter (30,43m), measured in a direction south eighty-five degrees, twenty-one minutes, thirty-four seconds west (S85degrees 21'34"W), along the northerly limit of Donaldson Road (12A-199), to point "46".

                         From point "46", over a distance of one hundred and ninety-four meters and twenty-six hundredths of a meter (194,26m), measured in a direction north five degrees, forty-two minutes, fifty-one seconds west (N05degrees 42'51"W), to point "45", point of beginning.

                         The said part of lot is bounded towards the north by a part of lot 12B, towards the south-east by a part of lot 12B, towards the south by Donaldson Road (12A-199, range 4), towards the west by a part of lot 12B and contains an area of twenty-four thousand two hundred and twenty-nine square meters and five tenths of a square meter (24 229,5m(2)).

                         The whole with all buildings, structures and other accessories erected on said emplacement bearing civic number 101 Donaldson Road in the said Town (postal code J8L 3X3).

                         (B) All the constructions, equipment and structures and their related cables and/or transmission lines comprising the electrical substation, (save and except for that transformer identified as TR-1T on plan 1473-F hereinafter referred to and its related cables + structures) owned by the Grantor as result of the renunciation to the benefit of accession thereto by Tenneco Canada Inc. in the Agreement of Sale registered at the said Registration Division under number 229491, the whole as situate in, on or under the immovable property described as follows:

                         (a) A part of lot ELEVEN C (Pt 11C), Fifth Range, Township of Buckingham, Registration Division of Papineau, more fully described as follows:

                         Beginning at a point indicated by number "1" on the plan prepared by Marc Fournier, Q.L.S., dated July 29, 1992, bearing minute number 1473-F, said point being situated at the north-east corner of lot 12A-105, range 4, thence over a distance of forty-five meters and ninety-three hundredths of a meter (45,93m), measured in a direction north eighty-four degrees, thirty-six minutes, sixteen seconds east (N84degrees 36'16"E), along the dividing line between the Township of Buckingham and the Village of Buckingham, to point "2", point of beginning.

                         Beginning at point "2", over a distance of twenty-nine meters and twenty-five hundredths of a meter (29,25m), measured in a direction north eighty-five degrees, forty-four minutes, fifty-three seconds west (N85degrees 44'53"W), to point "3".

                         From point "3", over a distance of fifty-eight meters and eight hundredths of a meter (58,08m), measured in a direction north four degrees, twelve minutes, nine seconds east (N04degrees 12'09"E), to point "4".

                         From point "4", over a distance of fifty-four meters and sixty-four hundredths of a meter (54,64m), measured in a direction south eighty-five degrees, forty-six minutes, twenty seconds east (S85degrees 46'20"E), to point "5".

                         From point "5", over a distance of twenty-seven meters and sixty-seven hundredths of a meter (27,67m), measured in a direction south forty-four degrees, thirty-five minutes, twenty-six seconds east (S44degrees 35'26"E), to point "6".

                         From point "6", over a distance of five meters and fifty-eight hundredths of a meter (5,58m), measured in a direction south four degrees, twenty-eight minutes, forty-nine seconds west (S04degrees 28'49"W), to point "7".

                         From point "7", over a distance of two meters and thirty-two hundredths of a meter (2,32m), measured in a direction north eighty-six degrees, one minute, thirty-three seconds west (N86degrees 01'33"W), to point "8".

                         From point "8", over a distance of seven meters and seventy-five hundredths of a meter (7,75m), measured in a direction south four degrees, five minutes, fifty-nine seconds west (S04degrees 05'59"W), to point "9".

                         From point "9", over a distance of nine meters and six hundredths of a meter (9,06m), measured in a direction south eighty-six degrees, two minutes, fifty-six seconds east (S86degrees 02'56"E), to point "10".

                         From point "10", over a distance of nine meters and three hundredths of a meter (9,03m), measured in a direction south three degrees, fifty-one minutes, nine seconds west (S03degrees 51'09"W), to point "11".

                         From point "11", over a distance of nine meters and seven hundredths of a meter (9,07m), measured in a direction north eighty-six degrees, twenty-six minutes, ten seconds west (N86degrees 26'10"W), to point "12".

                         From point "12", over a distance of nine meters and eighty-four hundredths of a meter (9,84m), measured in a direction south four degrees, four minutes, thirty-one seconds west (S04degrees 04'31"W), to point "13".

                         From point "13", over a distance of forty-four meters and fifty-six hundredths of a meter (44,56m), measured in a direction south eighty-four degrees, thirty-six minutes, fifteen seconds west (S84degrees 36'15"W), along the dividing line between the Township of Buckingham and the Village of Buckingham to point "2", point of beginning.

                         The said part of lot is bounded towards the north by part of lot 11C, towards the north-east by part of lot 11C, towards the east by parts of lot 11C, towards the south by a part of lot 551-32 (Village of Buckingham) and by a part of lot 11C, range 5 (Township of Buckingham), towards the west by part of lot 11C, and contains an area of four thousand and thirty-three square meters and four tenths of a square meter (4 033,4m(2)).

                         (b) A part of lot ELEVEN C (Pt 11C), Fifth Range, Township of Buckingham, Registration Division of Papineau, more fully described as follows:

                         Beginning at a point indicated by number "1" on said plan 1473-F, said point being situated at the north-east corner of lot 12A-105, range 4, thence over a distance of fifty-four meters and thirty-two hundredths of a meter (54,32m), measured in a direction north seventy-two degrees, twenty-eight minutes, seven seconds east (N72degrees 28'07"E), to point "19", point of beginning.

                         Beginning at point "19", over distance of three meters and thirty-four hundredths of a meter (3,34m), measured in a direction north four degrees, twenty-eight minutes, twenty-nine seconds east (N04degrees 28'29"E), to point "20".

                         From point "20", over a distance of two meters and seventy-one hundredths of a meter (2,71m), measured in a direction south eighty-five degrees, thirty-one minutes, thirty-one seconds east (S85degrees 31'31"E), to point "21".

                         From point "21", over a distance of three meters and thirty-four hundredths of a meter (3,34m), measured in a direction south four degrees, twenty-eight minutes, twenty-nine seconds west (S04degrees 28'29"W), to point "22".

                         From point "22", over a distance of two meters and seventy-one hundredths of a meter (2,71m), measured in a direction north eighty-five degrees, thirty-one minutes, thirty-one seconds west (N85degrees 31'31"W), to point "19", point of beginning.

                         The said part of lot is bounded towards the north, the east, the south and the west by a part of lot 11C and contains an area of nine square meters and one tenth of a square meter (9,1m(2)).

                         (c) A part of lot ELEVEN C (Pt 11C), Fifth Range, Township of Buckingham, Registration Division of Papineau, more fully described as follows:

                         Beginning at a point indicated by number "1" on said plan 1473-F, said point being situated at the north-east corner of lot 12A-105, range 4, thence over a distance of ninety-four meters and sixty-one hundredths of a meter (94,61m), measured in a direction north sixty-seven degrees, fifty-four minutes, forty-one seconds east (N67degrees 54'41"E), to point "23", point of beginning.

                         Beginning at point "23", over a distance of five meters and sixty hundredths of a meter (5,60m), measured in a direction north four degrees, ten minutes, twenty-two seconds east (N04degrees 10'22"E), to point "24".

                         From point "24", over a distance of six meters and sixty-eight hundredths of a meter (6,68m), measured in a direction south eighty-five degrees, forty-nine minutes, fifty-six seconds east (S85degrees 49'56"E), to point "6".

                         From point "6", over a distance of five meters and fifty-eight hundredths of a meter (5,58m), measured in a direction south four degrees, twenty-eight minutes, forty-nine seconds west (S04degrees 28'49"W), to point "7".

                         From point "7", over a distance of six meters and sixty-five hundredths of a meter (6,65m), measured in a direction north eighty-six degrees, one minute, thirty-three seconds west (N86degrees 01'33"W), to point "23", point of beginning.

                         The said part of lot is bounded towards the north, the east, the south and the west by a part of lot 11C and contains an area of thirty-seven square meters and three tenths of a square meter (37,3m(2)).

                         (d) A part of lot THIRTY-TWO of the subdivision of original lot FIVE HUNDRED AND FIFTY-ONE (Pt. 551-32), Village of Buckingham, Registration Division of Papineau, more fully described as follows:

                         Beginning at a point indicated by number "1" on said plan 1473-F, said point being situated at the north-east corner of lot 12A-105, range 4, thence over a distance of forty-five meters and ninety-three hundredths of a meter (45,93m), measured in a direction north eighty-four degrees, thirty-six minutes, sixteen seconds east (N84degrees 36'16"E), along the dividing line between the Township of Buckingham and the Village of Buckingham, to point "2", point of beginning.

                         Beginning at point "2", over a distance of forty-four meters and fifty-six hundredths of a meter (44,56m), measured in a direction north eighty-four degrees, thirty-six minutes, fifteen seconds east (N84degrees 36'15"E), along the dividing line between the Township of Buckingham and the Village of Buckingham, to point "13".

                         From point "13", over a distance of seven meters and twenty-eight hundredths of a meter (7,28m), measured in a direction south four degrees, four minutes, thirty-one seconds west (S04degrees 04'31"W), to point "14".

                         From point "14", over a distance of fifteen meters and nine hundredths of a meter (15,09m), measured in a direction north eighty-five degrees, forty-two minutes, two seconds west (N85degrees 42'02"W), to point "15".

                         From point "15", over a distance of four meters and fifty-nine hundredths of a meter (4,59m), measured in a direction south one degree, twenty-four minutes, forty-five seconds west (S01degrees 24'45"W), to point "16".

                         From point "16", over a distance of twenty-four meters and thirty-five hundredths of a meter (24,35m), measured in a direction north eighty-six degrees, eleven minutes, one second west (N86degrees 11'01"W), to point "17".

                         From point "17", over a distance of four meters and fifty-seven hundredths of a meter (4,57m), measured in a direction north four degrees, zero minutes, thirty-one seconds east (N04degrees 00'31"E), to point "18".

                         From point "18", over a distance of four meters and seventy-three hundredths of a meter (4,73m), measured in a direction north eighty-five degrees, forty-four minutes, fifty-three seconds west (N85degrees 44'53"W), to point "2", point of beginning.

                         The said part of lot is bounded towards the north by part of lot 11C, range 5, Township of Buckingham, towards the east, the south and the west by a part of lot 551-32 and contains an area of two hundred and sixty-nine square meters and eight tenths of a square meter (269,8m(2)).

                         The area of the part of lot described under paragraph B(a) includes area of the parts of lots described under paragraphs B(b) and B(c).

                         (e) A part of lot ELEVEN C (Pt-11C), Fifth Range, Township of Buckingham, Registration Division of Papineau, more fully described as follows:

                         Beginning at a point indicated by number "1" on the plan prepared by Marc Fournier, Q.L.S., dated August 7, 1992, bearing minute number 1488-F , said point being situated at the north-east corner of lot 12A-105, range 4, thence over a distance of sixty-one meters and twenty hundredths of a meter (61,20m), measured in a direction north eleven degrees, two minutes, twenty-six seconds east (N11degrees 02'26"E), to point "2", point of beginning.

                         Beginning at point "2", over a distance of fifty-two meters and fifty-one hundredths of a meter (52,51m), measured in a direction north three degrees, twenty-two minutes, thirty-eight seconds east (N03degrees 22'38"E), to point "3".

                         From point "3", over a distance of thirty-four meters and six hundredths of a meter (34,06m), measured in a direction north three degrees, fifty-four minutes, eleven seconds east (N03degrees 54'11"E), to point "4".

                         From point "4", over a distance of forty-one meters and ninety-one hundredths of a meter (41,91m), measured in a direction south eighty-two degrees, thirty-one minutes, thirty-nine seconds east (S82degrees 31'39"E), to point "5".

                         From point "5", over a distance of thirty-seven meters and twenty hundredths of a meter (37,20m), measured in a direction south nine degrees, nineteen minutes, two seconds west (S09degrees 19'02"W), to point "6".

                         From point "6", over a distance of forty-two meters and thirty-six hundredths of a meter (42,36m), measured in a direction south nine degrees, fifty-eight minutes, forty-seven seconds west (S09degrees 58'47"W), to point "7".

                         From point "7", over a distance of twenty-four meters and fifty-eight hundredths of a meter (24,58m), measured in a direction north eighty-five degrees, forty-six minutes, twenty seconds west (N85degrees 46'20"W), to point "8".

                         From point "8", over a distance of five meters (5,00m), measured in a direction south four degrees, twelve minutes, nine seconds west (S04degrees 12'09"W), to point "9".

                         From point "9", over a distance of eight meters and seventy-five hundredths of a meter (8,75m), measured in a direction north eighty-five degrees, forty-six minutes, twenty-one seconds west (N85degrees 46'21"W), to point "2", point of beginning.

                         The said part of lot is bounded towards the north, the east, the south and the west, by part of lot 11C and contains an area of three thousand and eighty-eight square meters and seven tenths of a square meter (3 088,7m(2)).

                         WHEREOF ACTE, done and passed at Papineauville, in the Province of Quebec on the date hereinabove first mentioned and recorded in the office of the undersigned Notary under minute number TWO HUNDRED AND ONE (201).

                         AND after the parties had declared that they had taken cognizance of these presents and had exempted the said Notary from reading them or causing them to be read, the said duly authorized representative(s) of the Grantor and of the Creditor have signed in the presence of the undersigned Notary and as follows:


                         At Montreal, Province of Quebec:


                                             CIBC MELLON TRUST COMPANY



                                        per:
                                             ----------------------------------



                                        per:
                                             ----------------------------------


                         At Papineauville, Province of Quebec:



                                             STERLING PULP CHEMICALS, LTD.



                                        per:
                                             ----------------------------------



                                             ------------------------------
                                             Marc DAIGNEAULT, Notary

                         WHEREOF ACTE, done and passed at Papineauville, in the Province of Quebec on the date hereinabove first mentioned and recorded in the office of the undersigned Notary under minute number TWO HUNDRED AND ONE (201).

                         AND after the parties had declared that they had taken cognizance of these presents and had exempted the said Notary from reading them or causing them to be read, the said duly authorized representative(s) of the Grantor and of the Creditor have signed in the presence of the undersigned Notary and as follows:


                         At Montreal, Province of Quebec:


                                             CIBC MELLON TRUST COMPANY



                                        per: (signed) Ernestine Reinhold
                                             ----------------------------------



                                        per: (signed) Pierre Tremblay
                                             ----------------------------------



                         At Papineauville, Province of Quebec:



                                             STERLING PULP CHEMICALS, LTD.



                                        per: (signed) Carl YANK
                                             ----------------------------------




                                             (signed) Marc DAIGNEAULT, Notary
                                             ----------------------------------
                                             Marc DAIGNEAULT, Notary